Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2026 Third Quarter Results
SALT LAKE CITY, October 27, 2026 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500 index, announced operating results for the three and nine months ended September 30, 2026.
Highlights for the three months ended September 30, 2026:

•Achieved net income attributable to common stockholders of $1.17 per diluted share, representing a 50.0% increase compared to the same period in the prior year, which included a loss from real estate assets sold in 2025.
•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.12 per diluted share. FFO, excluding adjustments (“Core FFO”), was $2.17 per diluted share, representing a 4.3% increase compared to the same period in the prior year.
•Same-store revenue increased by 2.7% and same-store expense decreased by 1.8%, resulting in a same-store net operating income (“NOI”) increase of 4.6% compared to the same period in the prior year.
•Reported ending same-store occupancy of 94.0% as of September 30, 2026, compared to 93.7% as of September 30, 2025.
•Announced leadership transition promoting Noah Springer, President, as next Chief Executive Officer effective January 1, 2027.
•Repurchased 2,390,497 shares of common stock for $327.1 million at an average price of $136.85 per share using its stock repurchase program.
•Purchased four operating stores for a total cost of $48.6 million.
•In conjunction with a joint venture partner, completed the development of one store for a total cost of approximately $16.6 million, of which the Company invested $15.7 million.
•Originated $19.5 million in mortgage and mezzanine bridge loans.
•Added 78 stores (-1 store net) to the Company's third-party management platform. As of September 30, 2026, the Company managed 1,963 stores for third parties and 408 stores in unconsolidated joint ventures, for a total of 2,371 managed stores.
•Paid a quarterly dividend of $1.62 per share.
Highlights for the nine months ended September 30, 2026:

•Achieved net income attributable to common stockholders of $3.56 per diluted share, representing a 10.2% increase compared to the same period in the prior year, which included a loss from real estate assets sold in 2025.
•Achieved FFO of $6.16 per diluted share, and Core FFO of $6.37 per diluted share, representing a 3.9% increase compared to the same period in the prior year.

•Same-store revenue increased by 2.3% and same-store expense increased by 0.1%, resulting in a same-store NOI increase of 3.2% compared to the same period in the prior year.
•Repurchased 2,401,606 shares of common stock for $328.6 million at an average price of $136.81 per share using its stock repurchase program.
•Purchased 22 operating stores and acquired the ownership interest of our joint venture partner in one consolidated joint venture for a total cost of $151.9 million.
•In conjunction with joint venture partners, completed the development of two stores for a total cost of approximately $31.7 million, of which the Company invested $30.1 million.
•Originated $165.6 million in mortgage and mezzanine bridge loans and sold $30.8 million in mortgage bridge loans.
•Added 229 stores (107 stores net) to the Company's third-party management platform.

Joe Margolis, CEO of the Company, stated: “Our platform, portfolio and people continue to outperform, with Core FFO per share growth of 4.3% and accelerating same-store performance. We remain focused on disciplined capital allocation and compounding long-term value per share, including through the opportunistic repurchase of our shares this quarter. Our differentiating capabilities in pricing, customer acquisition and growth continue to drive strong results. Extra Space is entering its leadership transition from a position of strength, and I am confident in the opportunities ahead.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and nine months ended September 30, 2026 and 2025. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026		2025		2026		2025
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$247,759	$1.17	$165,998	$0.78	$752,207	$3.56	$686,604	$3.23
Impact of the difference in weighted average number of shares – diluted[2]		(0.05)		(0.02)		(0.15)		(0.15)
Adjustments:
Real estate depreciation	178,809	0.81	164,834	0.74	520,953	2.36	488,711	2.20
Amortization of intangibles	2,478	0.01	3,037	0.01	9,154	0.04	17,341	0.08
Loss on real estate assets held for sale and sold, net	5,821	0.03	105,128	0.47	5,821	0.03	70,231	0.32
Unconsolidated joint venture real estate depreciation and amortization	7,746	0.04	7,466	0.03	23,217	0.10	23,896	0.11
Impairment loss on unconsolidated joint venture interests and (gain) on sale of unconsolidated joint venture interests	13,883	0.06	(9,354)	(0.04)	13,036	0.06	(9,354)	(0.04)
Income allocated to Operating Partnership and other noncontrolling interests	11,686	0.05	8,035	0.04	35,537	0.16	35,070	0.16
FFO	$468,182	$2.12	$445,144	$2.01	$1,359,925	$6.16	$1,312,499	$5.91

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	9,711	0.04	12,086	0.05	35,001	0.16	35,169	0.16
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	1,306	0.01	3,918	0.02	9,140	0.04	12,366	0.06
Other adjustments (4)	—	—	—	—	1,771	0.01	—	—
CORE FFO	$479,199	$2.17	$461,148	$2.08	$1,405,837	$6.37	$1,360,034	$6.13

Weighted average number of shares – diluted[3]	220,657,536		221,968,328		220,863,419		221,945,990

(1)Per share amounts may not recalculate due to rounding.

(2)This adjustment is to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

(4)Adjustment to Core FFO relates to legal settlement costs with New York City.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and nine months ended September 30, 2026 and 2025 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended September 30,		Percent	For the Nine Months Ended September 30,		Percent
	2026	2025	Change	2026	2025	Change
Same-store property revenues[2]
Net rental income	$675,218	$656,283	2.9%	$1,993,254	$1,946,595	2.4%
Other income	26,463	26,717	(1.0)%	75,939	76,874	(1.2)%
Total same-store revenues	$701,681	$683,000	2.7%	$2,069,193	$2,023,469	2.3%

Same-store operating expenses[2]
Payroll and benefits	$40,689	$42,632	(4.6)%	$123,106	$125,385	(1.8)%
Marketing	16,927	18,159	(6.8)%	48,089	49,969	(3.8)%
Office expense[3]	18,599	17,737	4.9%	55,301	53,624	3.1%
Property operating expense[4]	21,258	22,082	(3.7)%	62,819	63,645	(1.3)%
Repairs and maintenance	11,279	14,092	(20.0)%	39,272	42,933	(8.5)%
Property taxes	80,806	77,050	4.9%	239,339	231,691	3.3%
Insurance	7,449	8,921	(16.5)%	24,847	24,979	(0.5)%
Total same-store operating expenses	$197,007	$200,673	(1.8)%	$592,773	$592,226	0.1%

Same-store net operating income[2]	$504,674	$482,327	4.6%	$1,476,420	$1,431,243	3.2%

Same-store square foot occupancy as of quarter end	94.0%	93.7%		94.0%	93.7%

Average same-store square foot occupancy	94.3%	94.1%		93.7%	93.7%

Properties included in same-store[5]	1,869	1,869		1,869	1,869

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”
(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.
(3)Includes general office expenses, computer, bank fees, and credit card merchant fees.
(4)Includes utilities and miscellaneous other store expenses.
(5)On January 1, 2026, the Company updated the property count of the same-store pool from 1,804 to 1,871 stores. In the quarter ended March 31, 2026, one property was removed due to a casualty loss, reducing the same-store pool to 1,870 stores. In the quarter ended September 30, 2026, one property was removed due to redevelopment reducing the same-store pool to 1,869 stores.

Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and nine months ended September 30, 2026 and 2025 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands).

	Closed/Completed through September 30, 2026		Closed /Completed or Scheduled to Close/Complete in 2026		Total 2026
Wholly-Owned Investment[1]	Stores	Price	Stores	Price	Stores	Price
Operating Stores	22	$147,787	3	$24,780	25	$172,567
Buyout of JV Partners' Interest in Operating Store	1	4,080	—	—	1	4,080
EXR Investment in Wholly-Owned Stores	23	151,867	3	24,780	26	176,647

Joint Venture Investment[1]
EXR Investment in JV Acquisition of Operating Stores	—	—	21	138,000	21	138,000
EXR Investment in JV Development and C of O	2	30,114	2	26,634	4	56,748
EXR Investment in Joint Ventures	2	30,114	23	164,634	25	194,748
Total EXR Investment	25	$181,981	26	$189,414	51	$371,395
(1)The locations of certificate of occupancy ("C of O") and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.
Leadership Transition:
On August 24, 2026, the Company announced that Noah Springer, President, will become the Company's next chief executive officer, effective January 1, 2027. Current CEO, Joe Margolis, will retire at the end of the year and serve as an adviser to the Company's board of directors. The transition, unanimously approved by the board, follows a thoughtful, long-term succession planning process.
Property Sales:
During the three months ended September 30, 2026, the Company sold one operating property, one land parcel and one property marketed for sale. The property held for sale was adjusted to fair value less selling costs. The properties sold and the property held for sale resulted in a net loss of $5.8 million.
Bridge Loans:
During the three months ended September 30, 2026, the Company originated $19.5 million in bridge loans. Outstanding balances of the Company's bridge loans were approximately $1.4 billion at the end of the quarter. The Company has an additional $59.2 million in bridge loans that have closed subsequent to quarter end or are under agreement to close in 2026. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Property Management:
As of September 30, 2026, the Company managed 1,963 stores for third-party owners and 408 stores owned in unconsolidated joint ventures, for a total of 2,371 stores under management. The Company is the largest self-storage management company in the United States.
Balance Sheet:
During the three months ended September 30, 2026, the Company repurchased 2,390,497 shares of common stock for $327.1 million at an average price of $136.85 per share using its stock repurchase program. Subsequent to quarter end, the Company repurchased 164,724 shares of common stock for $21.8 million at an average price of $132.45, fully utilizing the capacity of the

Company's $500.0 million share repurchase program. On October 15, 2026, the Company's board of directors authorized an updated share repurchase program allowing for the repurchase of shares with an aggregate value up to $500.0 million.
During the three months ended September 30, 2026, the Company did not issue any shares on its ATM program, and as of September 30, 2026, the Company had $800.0 million available for issuance.
In July 2026, the Company completed a public bond offering issuing $550.0 million aggregate principal amount of 4.90% unsecured senior notes due 2032.
As of September 30, 2026, the Company's commercial paper program had total capacity of $1.0 billion, with $850.0 million in outstanding issuances.
As of September 30, 2026, the Company’s percentage of fixed-rate debt to total debt was 79.6%. Net of the impact of variable rate receivables, the effective fixed-rate debt to total debt was 89.3%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 4.3% and 4.8%, respectively. The combined weighted average interest rate was 4.4% with a weighted average maturity of approximately 4.0 years. Full details related to the Company's debt schedule are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.
Dividends:
On September 30, 2026, the Company paid a third quarter common stock dividend of $1.62 per share to stockholders of record at the close of business on September 15, 2026.

Outlook:
The following table outlines the Company's Core FFO estimates and assumptions for the year ending December 31, 20261.

	Current Ranges for 2026 Annual Assumptions		Prior Ranges for 2026 Annual Assumptions		Notes
	(October 27, 2026)		(July 28, 2026)
	Low	High	Low	High
Core FFO	$8.40	$8.50	$8.25	$8.40
Dilution per share from C of O and value add acquisitions	$0.17	$0.17	$0.17	$0.17
Same-store revenue growth	2.00%	2.50%	1.00%	2.00%	Same-store pool of 1,869 stores
Same-store expense growth	0.00%	0.50%	1.00%	2.00%	Same-store pool of 1,869 stores
Same-store NOI growth	2.50%	3.50%	0.50%	2.50%	Same-store pool of 1,869 stores

Weighted average one-month SOFR	3.71%	3.71%	3.73%	3.73%

Net tenant reinsurance income	$298,000,000	$300,000,000	$294,000,000	$296,000,000
Management fees and other income	$138,000,000	$139,000,000	$139,000,000	$140,000,000
Interest income	$152,500,000	$153,500,000	$153,000,000	$154,000,000	Includes interest from bridge loans and dividends from NexPoint preferred investment
General and administrative expenses	$188,500,000	$189,500,000	$188,000,000	$189,500,000	Includes non-cash compensation
Equity in earnings of real estate ventures	$65,000,000	$66,000,000	$63,500,000	$64,500,000	Includes dividends from SmartStop preferred investments
Interest expense	$602,000,000	$604,000,000	$595,000,000	$598,000,000	Excludes non-cash interest expense shown below
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	$44,000,000	$45,000,000	$44,000,000	$45,000,000	Amortization of debt mark-to-market; excluded from Core FFO
Income Tax Expense	$48,000,000	$49,000,000	$48,000,000	$49,000,000	Taxes associated with the Company's taxable REIT subsidiary
Acquisitions	$400,000,000	$400,000,000	$300,000,000	$300,000,000	Includes wholly-owned acquisitions and the Company's investment in joint ventures
Bridge loans outstanding	$1,425,000,000	$1,425,000,000	$1,475,000,000	$1,475,000,000	Represents the Company's average retained loan balances for the year
Weighted average share count	220,500,000	220,500,000	221,000,000	221,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."
FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials” navigation menu click on “Quarterly Results.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.
Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, October 28, 2026, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://events.q4inc.com/analyst/975210601?pwd=f5UpngAK
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on October 28, 2026.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, the impact of broader economic trends on the storage industry, our plans or intentions relating to acquisitions and developments, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” “outlook,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•potential liability for uninsured losses and environmental contamination;
•our ability to recover losses under our insurance policies;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•the effect of competition from new and existing stores or other storage alternatives, including increased or unanticipated competition for our properties, which could cause rents and occupancy rates to decline;
•failure to close pending acquisitions and developments on expected terms, or at all;
•risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change and other factors;
•reductions in asset valuations and related impairment charges;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•impacts from any outbreak of highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan;
•our lack of sole decision-making authority with respect to our joint venture investments;

•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•availability of financing and capital, the levels of debt that we maintain and our credit ratings;
•changes in global financial markets, increases in interest rates and the impact of enacted and proposed U.S. tariffs on global economic conditions;
•the effect of recent or future changes to U.S. tax laws; and
•the failure to maintain our REIT status for U.S. federal income tax purposes.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and transaction costs. It also includes certain costs associated with the Life Storage Merger including non-cash interest related to the amortization of discount on unsecured senior notes and amortization of other intangibles, net of tax benefit. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 1,869 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented, or January 1, 2025. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.
About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of September 30, 2026, the Company owned and/or operated 4,411 self-storage stores in 43 states and Washington, D.C. The Company’s stores comprise approximately 3.0 million units and approximately 342.2 million square feet of rentable space operating under the Extra Space brand. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. It is the largest operator of self-storage properties in the United States.

###
For Information:
Jared Conley
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets:
Real estate assets, net	$24,900,147	$25,004,350
Real estate assets - operating lease right-of-use assets	727,627	732,176
Investments in unconsolidated real estate entities	1,045,395	1,066,783
Investments in debt securities and notes receivable	1,707,526	1,806,526
Cash and cash equivalents	114,824	138,920
Other assets, net	467,600	515,291
Total assets	$28,963,119	$29,264,046
Liabilities, Noncontrolling Interests and Equity:
Secured notes payable, net	$1,070,062	$1,079,565
Unsecured term loans, net	1,495,717	1,494,659
Unsecured senior notes, net	9,416,025	9,432,427
Revolving lines of credit and commercial paper	1,424,000	1,224,000
Operating lease liabilities	765,718	761,106
Cash distributions in unconsolidated real estate ventures	75,901	73,701
Accounts payable and accrued expenses	458,777	357,583
Other liabilities	494,835	516,969
Total liabilities	15,201,035	14,940,010
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 208,884,163 and 211,155,322 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	2,089	2,112
Additional paid-in capital	14,895,156	14,880,646
Accumulated other comprehensive loss	(89)	(420)
Accumulated deficit	(2,050,907)	(1,449,172)
Total Extra Space Storage Inc. stockholders’ equity	12,846,249	13,433,166
Noncontrolling interest represented by Preferred Operating Partnership units	47,827	53,827
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	868,008	837,043
Total noncontrolling interests and equity	13,762,084	14,324,036
Total liabilities, noncontrolling interests and equity	$28,963,119	$29,264,046

Consolidated Statement of Operations for the Three and Nine Months Ended September 30, 2026 and 2025
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Property rental	$760,837	$735,581	$2,240,214	$2,160,965
Tenant reinsurance	94,197	90,341	276,400	263,625
Management fees and other income	34,758	32,538	103,357	95,485
Total revenues	889,792	858,460	2,619,971	2,520,075
Expenses:
Property operations	238,837	235,486	708,858	686,689
Tenant reinsurance	17,927	17,781	53,119	51,842
General and administrative	45,740	43,479	139,564	134,405
Depreciation and amortization	189,598	177,466	561,003	535,088
Total expenses	492,102	474,212	1,462,544	1,408,024
Loss on real estate assets held for sale and sold, net	(5,821)	(105,128)	(5,821)	(70,231)
Income from operations	391,869	279,120	1,151,606	1,041,820
Interest expense	(151,170)	(149,650)	(445,189)	(438,177)
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	(9,711)	(12,086)	(35,001)	(35,169)
Interest income	37,400	43,588	115,720	124,553
Income before equity in earnings and dividend income from unconsolidated real estate entities and income tax expense	268,388	160,972	787,136	693,027
Equity in earnings and dividend income from unconsolidated real estate entities	17,010	15,669	48,572	51,884
Equity in earnings of unconsolidated real estate ventures - impairment (loss) on joint venture interests and gain on sale of joint venture interests	(13,883)	9,354	(13,036)	9,354
Income tax expense	(12,070)	(11,962)	(34,928)	(32,591)
Net income	259,445	174,033	787,744	721,674
Net income allocated to Preferred Operating Partnership noncontrolling interests	(673)	(724)	(2,020)	(2,171)
Net income allocated to Operating Partnership and other noncontrolling interests	(11,013)	(7,311)	(33,517)	(32,899)
Net income attributable to common stockholders	$247,759	$165,998	$752,207	$686,604
Earnings per common share
Basic	$1.17	$0.78	$3.56	$3.23
Diluted	$1.17	$0.78	$3.56	$3.23
Weighted average number of shares
Basic	210,646,953	211,963,870	210,834,426	211,918,589
Diluted	220,026,029	221,304,958	220,236,197	211,918,589
Cash dividends paid per common share	$1.62	$1.62	$4.86	$4.86

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Nine Months Ended
September 30, 2026 and 2025 (In thousands) - Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net Income	$259,445	$174,033	$787,744	$721,674
Adjusted to exclude:
Loss on real estate assets held for sale and sold, net	5,821	105,128	5,821	70,231
Equity in earnings and dividend income from unconsolidated real estate entities	(17,010)	(15,669)	(48,572)	(51,884)
Impairment loss on unconsolidated joint venture interests and (gain) on sale of unconsolidated joint venture interests	13,883	(9,354)	13,036	(9,354)
Interest expense	151,170	149,650	445,189	438,177
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	9,711	12,086	35,001	35,169
Depreciation and amortization	189,598	177,466	561,003	535,088
Income tax expense	12,070	11,962	34,928	32,591
General and administrative	45,740	43,479	139,564	134,405
Management fees, other income and interest income	(72,158)	(76,126)	(219,077)	(220,038)
Net tenant insurance	(76,270)	(72,560)	(223,281)	(211,783)
Non same-store rental revenue	(59,156)	(52,581)	(171,021)	(137,496)
Non same-store operating expense	41,830	34,813	116,085	94,463
Total same-store net operating income	$504,674	$482,327	$1,476,420	$1,431,243

Same-store rental revenues	701,681	683,000	2,069,193	2,023,469
Same-store operating expenses	197,007	200,673	592,773	592,226
Same-store net operating income	$504,674	$482,327	$1,476,420	$1,431,243

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2026 - Unaudited

	For the Year Ending December 31, 2026
	Low End	High End
Net income attributable to common stockholders per diluted share	$4.48	$4.58
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.22	0.22
Net income attributable to common stockholders for diluted computations	4.70	4.80

Adjustments:
Real estate depreciation	3.17	3.17
Amortization of intangibles	0.05	0.05
Unconsolidated joint venture real estate depreciation and amortization	0.14	0.14
Equity in earnings of unconsolidated real estate ventures - impairment loss on joint venture interests	0.06	0.06
(Gain) loss on real estate assets held for sale and sold, net	0.03	0.03
Funds from operations attributable to common stockholders	8.15	8.25

Adjustments:
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	0.20	0.20
Amortization of other intangibles related to the Life Storage Merger, net of tax benefit	0.04	0.04
Other adjustments (1)	0.01	0.01
Core funds from operations attributable to common stockholders	$8.40	$8.50

(1)Adjustment to Core FFO relates to legal settlement costs with New York City.

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income — for the Year Ending December 31, 2026 (In thousands) - Unaudited

	For the Year Ending December 31, 2026
	Low	High

Net Income	$1,057,400	$1,086,700
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(65,000)	(66,000)
Interest expense	604,000	602,000
Non-cash interest expense related to amortization of discount on unsecured senior notes, net	45,000	44,000
Depreciation and amortization	750,000	750,000
Income tax expense	49,000	48,000
General and administrative	189,500	188,500
Management fees and other income	(138,000)	(139,000)
Interest income	(152,500)	(153,500)
Net tenant reinsurance income	(298,000)	(300,000)
Non same-store rental revenues	(230,000)	(231,000)
Non same-store operating expenses	154,500	154,000
Total same-store net operating income[1]	$1,965,900	$1,983,700

Same-store rental revenues[1]	2,756,000	2,770,000
Same-store operating expenses[1]	790,100	786,300
Total same-store net operating income[1]	$1,965,900	$1,983,700

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2026 same-store pool of 1,869 stores. On January 1, 2026, the Company updated the property count of the same-store pool from 1,804 to 1,871 stores. In the quarter ended March 31, 2026, one property was removed due to a casualty loss, reducing the same-store pool to 1,870 stores. In the quarter ended September 30, 2026, one property was removed due to redevelopment reducing the same-store pool to 1,869 stores.